News Release

Amkor Technology Reports Financial Results for the Third Quarter 2016

Third Quarter Highlights

•	Net sales $1.09 billion, 18.4% sequential growth

•	Gross margin 19.7%

•	Net income $60 million, earnings per diluted share $0.25 and EBITDA $248 million

•	Notable strength in mobile communications across multiple tiers

•	Solid sales growth in Automotive, Greater China and advanced SiP

TEMPE, Ariz. - October 31, 2016 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2016.

"Third quarter results were at the high end of our guidance," said Steve Kelley, Amkor's president and chief executive officer. "We saw notable strength in smartphones across multiple tiers. Sales in Automotive, Greater China and advanced SiP were all up sequentially reflecting the continued success of our strategic initiatives in these key areas. Our 18% sequential growth in sales generated substantial cash and profits for the quarter.”

Results	Q3 2016	Q2 2016	Q3 2015
	($ in millions, except per share data)
Net sales	$1,086	$917	$734
Gross margin	19.7%	14.3%	17.2%
Net income (loss)	$60	$5	$28
Earnings per diluted share	$0.25	$0.02	$0.12
EBITDA*	$248	$168	$187

*EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

Business Outlook

"Demand is solid in nearly all end markets," said Kelley. "We expect Q4 revenue to be around $1.03 billion. For 2016, we expect total revenue of about $3.9 billion, a $1 billion increase over 2015.”

Fourth quarter and full year 2016 outlook:

Fourth quarter

•	Net sales of $990 million to $1.07 billion, down 1% to 9% from the prior quarter

•	Gross margin of 19% to 23%

•	Net income of $46 million to $82 million, or $0.19 to $0.34 per share

Full year

•	Net sales of approximately $3.9 billion, up from $2.9 billion in 2015

•	Gross margin of approximately 17.5%, up from 16.6% in 2015

•	Net income of approximately $130 million, or around $0.55 per share, up from $0.22 in 2015

•	Capital expenditures of approximately $650 million, unchanged from our previous forecast

Our Q4 and full year guidance includes the anticipated receipt of approximately $30 million of insurance payments related to the Japan earthquakes.

Conference Call Information

Amkor will conduct a conference call on Monday, October 31, 2016, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 94698432). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operating base includes more than 8 million square feet of floor space, with production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the U.S. For more information, visit www.amkor.com.

Contacts:

Amkor Technology, Inc.
Megan Faust
Corporate Vice President & Chief Financial Officer
480-786-7707
megan.faust@amkor.com

Greg Johnson
Vice President, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2016	Q2 2016	Q3 2015*
Net Sales Data:
Net sales (in millions):
Advanced products**	$480	$394	$365
Mainstream products***	606	523	369
Total net sales	$1,086	$917	$734

Packaging services	82%	83%	85%
Test services	18%	17%	15%

Net sales from top ten customers	68%	67%	61%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	47%	44%	55%
Automotive and industrial (infotainment, safety, performance, comfort)	24%	25%	13%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	14%	14%	12%
Networking (servers, routers, switches)	9%	11%	12%
Computing (PCs, hard disk drives, printers, peripherals, servers)	6%	6%	8%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	37.2%	37.7%	36.8%
Labor	14.6%	16.0%	14.9%
Other manufacturing	28.5%	32.0%	31.1%
Gross margin	19.7%	14.3%	17.2%

*The data for 2015 does not include the results from J-Devices
**Advanced products include flip chip and wafer-level processing and related test services
***Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q3 2016	Q2 2016	Q3 2015
	(in millions)
EBITDA Data:
Net income attributable to Amkor	$60	$5	$28
Plus: Interest expense	23	22	19
Plus: Income tax expense	24	3	17
Plus: Depreciation & amortization	141	138	123
EBITDA	$248	$168	$187

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net sales	$1,086,014	$734,362	$2,872,022	$2,213,959
Cost of sales	872,214	607,762	2,403,732	1,837,314
Gross profit	213,800	126,600	468,290	376,645
Selling, general and administrative	72,363	54,232	216,894	173,609
Research and development	26,822	21,073	84,145	59,119
Total operating expenses	99,185	75,305	301,039	232,728
Operating income	114,615	51,295	167,251	143,917
Interest expense	21,488	17,695	58,496	64,317
Interest expense, related party	1,243	1,243	3,727	3,727
Other (income) expense, net	6,657	(11,576)	9,607	(4,784)
Total other expense, net	29,388	7,362	71,830	63,260
Income before taxes and equity in earnings of unconsolidated affiliate	85,227	43,933	95,421	80,657
Income tax expense	24,086	16,568	29,319	27,198
Income before equity in earnings of unconsolidated affiliate	61,141	27,365	66,102	53,459
Equity in earnings of J-Devices	—	1,217	—	10,587
Net income	61,141	28,582	66,102	64,046
Net income attributable to non-controlling interests	(1,052)	(847)	(2,175)	(2,386)
Net income attributable to Amkor	$60,089	$27,735	$63,927	$61,660

Net income attributable to Amkor per common share:
Basic	$0.25	$0.12	$0.27	$0.26
Diluted	$0.25	$0.12	$0.27	$0.26

Shares used in computing per common share amounts:
Basic	237,353	236,888	237,157	236,813
Diluted	238,192	236,974	237,586	237,168

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2016	December 31, 2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$549,836	$523,172
Restricted cash	2,000	2,000
Accounts receivable, net of allowances	630,984	526,143
Inventories	272,589	238,205
Other current assets	31,637	27,960
Total current assets	1,487,046	1,317,480
Property, plant and equipment, net	2,619,469	2,579,017
Goodwill	27,908	23,409
Restricted cash	4,209	2,176
Other assets	102,482	104,346
Total assets	$4,241,114	$4,026,428

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$30,834	$76,770
Trade accounts payable	517,745	434,222
Capital expenditures payable	179,768	242,980
Accrued expenses	346,613	264,212
Total current liabilities	1,074,960	1,018,184
Long-term debt	1,473,214	1,435,269
Long-term debt, related party	75,000	75,000
Pension and severance obligations	191,615	167,197
Other non-current liabilities	86,265	113,242
Total liabilities	2,901,054	2,808,892

Stockholders’ equity:
Preferred stock	—	—
Common stock	283	283
Additional paid-in capital	1,888,641	1,883,592
Accumulated deficit	(403,820)	(467,747)
Accumulated other comprehensive income (loss)	50,148	(2,084)
Treasury stock	(214,204)	(213,758)
Total Amkor stockholders’ equity	1,321,048	1,200,286
Non-controlling interests in subsidiaries	19,012	17,250
Total equity	1,340,060	1,217,536
Total liabilities and equity	$4,241,114	$4,026,428

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income	$66,102	$64,046
Depreciation and amortization	416,517	371,968
Loss on debt retirement	—	9,560
Other operating activities and non-cash items	(4,382)	(9,879)
Changes in assets and liabilities	13,379	(5,299)
Net cash provided by operating activities	491,616	430,396

Cash flows from investing activities:
Payments for property, plant and equipment	(481,670)	(352,644)
Proceeds from sale of property, plant and equipment	13,687	5,212
Cash received on sale of subsidiary to J-Devices, net	—	8,355
Investment in J-Devices	—	(12,908)
Other investing activities	(2,176)	(869)
Net cash used in investing activities	(470,159)	(352,854)

Cash flows from financing activities:
Borrowings under revolving credit facilities	115,000	180,000
Payments under revolving credit facilities	(155,000)	(100,000)
Borrowings under short-term debt	27,594	—
Payments of short-term debt	(36,211)	—
Proceeds from issuance of long-term debt	45,000	360,000
Payments of long-term debt	(12,955)	(530,000)
Payments for debt issuance costs	(156)	—
Payments for the retirement of debt	—	(7,030)
Payments for capital lease obligations	(1,691)	—
Proceeds from the issuance of stock through share-based compensation plans	2,600	657
Payments of tax withholding for restricted shares	(446)	(548)
Payments of subsidiary dividends to non-controlling interests	(413)	(123)
Net cash used in financing activities	(16,678)	(97,044)

Effect of exchange rate fluctuations on cash and cash equivalents	21,885	—

Net increase (decrease) in cash and cash equivalents	26,664	(19,502)
Cash and cash equivalents, beginning of period	523,172	449,946
Cash and cash equivalents, end of period	$549,836	$430,444

Revision to Previously Reported Financial Information

In the second quarter of 2016, we identified an error in the provision for income taxes in the financial statements for J-Devices for the periods beginning in 2012 through the fourth quarter of 2015.  We believe that the error is not material to Amkor for the periods impacted and have elected to revise our previously issued consolidated financial statements. Periods presented herein are based on the revised financial results.  Please refer to the supplementary slides posted on our Investor Relations website for revised historical financial information.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the success of our initiatives in key areas, demand in end markets and the possible receipt of insurance payments related to the earthquakes in Japan, and all of the other statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that the actual costs and financial impact from the earthquakes in Japan will be consistent with our current expectations, for example due to delays or shortfalls in insurance payments;

•
there can be no assurance that we will achieve our major growth objectives, including transitioning second wave customers to advanced packages, expanding our sales to customers in Greater China and increasing our share of the automotive market;

•
there can be no assurance regarding when our new K5 facility in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretation thereof, changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide, particularly the recent slowdown in China;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, political instability, military conflict and natural disasters such as the earthquakes in Japan;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs, including any disruptions in the supply chain resulting from the earthquakes in Japan;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.